UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 2, 2015

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010

(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On February 2, 2015, the Board of Directors (“Board”) of Upland Software, Inc. (the “Company”), appointed Timothy W. Mattox as President of the Company.

Mr. Mattox, age 48, has served as the Company’s Chief Operating Officer since July 2014. Prior to joining Upland, Mr. Mattox held various executive positions at Dell Inc., which he joined in 1998. During his time at Dell, Mr. Mattox was responsible for worldwide enterprise product management from January 2009 to January 2013. In addition, while at Dell, Mr. Mattox led Dell’s corporate strategy group, reporting to the Chief Executive Officer, from January 2007 to January 2009. Prior to Dell, Mr. Mattox was a manager at Bain & Company. Mr. Mattox holds a B.S. and M.S. in electrical engineering from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business. Mr. Mattox currently sits on the board of the National Center for Arts and Technology, an innovative educational non-profit organization.

There are no family relationships between Mr. Mattox and any director or executive officer of the Company, and Mr. Mattox has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of President

Mr. Mattox succeeds Ludwig Melik, who resigned from his position as President on February 2, 2015.

Item 7.01    Regulation FD Disclosure.

On February 4, 2015, the Company issued a press release announcing certain executive leadership changes. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description
99.1    Upland Software, Inc. Press Release, dated February 4, 2015.

The information furnished in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.
By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: February 4, 2015